UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014

UniTek Global Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code: (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

As disclosed in its Current Report on Form 8-K filed on August 13, 2014, UniTek Global Services, Inc. (the “Company”) previously entered into forbearance agreements, dated as of August 8, 2014, with the Company’s lenders under its Term Credit Agreement and Revolving Credit Agreement (each as defined below).  Such forbearance agreements are referred to herein as, respectively, the “Term Forbearance Agreement” and the “Revolver Forbearance Agreement.”

On September 3, 2014, the Company entered into with the Term Lenders and Revolver Lenders (each as defined below) amendments, both effective as of August 28, 2014, to the Term Forbearance Agreement and the Revolver Forbearance Agreement to extend through September 23, 2014 the standstill periods contained in such agreements and to modify certain of the reporting obligations.

The “Term Credit Agreement” means that certain Credit Agreement, dated as of April 15, 2011 (as amended since such date and as in effect on the date immediately prior to the date of the Term Forbearance Agreement), among the Company, the several banks and other financial institutions or entities from time to time parties thereto (the “Term Lenders”), and Cerberus Business Finance, LLC, as administrative agent.  The “Revolving Credit Agreement” means that certain Revolving Credit and Security Agreement, dated as of July 10, 2013 (as amended since such date and as in effect on the date immediately prior to the date of the Revolver Forbearance Agreement, the “Revolving Credit Agreement”), among the Company, certain subsidiaries thereof (collectively with the Company, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties thereto (the “Revolver Lenders”), and Apollo Investment Corporation, as agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: September 4, 2014	By:	/s/ Andrew J. Herning
Andrew J. Herning
Chief Financial Officer